AMENDED AND RESTATED
                            EWP BRIDGE LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made and entered into as of this 21st day of November, 2001 by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company"); the lenders listed in Annex I hereto (individually a "Lender" and collectively, the "Lenders"); and EWP FINANCIAL LLC, a Delaware limited liability company, as agent for the Lenders (the "Agent").

                                    Recitals:

     WHEREAS, the Company, the Lenders and the Agent entered into that certain EWP Bridge Loan Agreement dated as of November 1, 2001 (the "Original Loan Agreement"); and

     WHEREAS, the Loans to be made under the Original Loan Agreement were intended fully by the parties to be secured by the Company's investment in Engineered Wire Products, Inc. ("EWP"), a subsidiary of the Company;

     WHEREAS, the Company's investment in EWP is comprised of and evidenced by certificates representing in the aggregate all of the outstanding capital stock of EWP issued in the name of the Company and an account maintained on the Company's books and records, which account is styled as "Loan Account - EWP, Account Number 480.20" but which account, in fact, represents the Company's net investment in EWP (the "EWP Investment");

     WHEREAS, the initial balance of the EWP Investment, which arose in connection with the transaction whereby the Company acquired all of the equity interest in EWP not already owned by the Company, was approximately $12,000,000.00, and as of September 30, 2001 the balance of the EWP Investment was approximately $8,400,000.00;

     WHEREAS, the Original Loan Agreement inadvertently failed to include a provision relating to the assignment of the EWP Investment to the Agent as security for the Loans (as that term is used in the Original Loan Agreement and this Agreement) as the parties had fully intended;

     WHEREAS, the Company, the Lenders and the Agent fully intended to include such a provision in the Original Loan Agreement and desire to amend and restate the Original Loan Agreement as herein provided;

     WHEREAS, no Loans have been made against the Commitment as of the date hereof;

     WHEREAS, the Company has requested that the Lenders make loans to the Company in the aggregate amount of up to $6,000,000.00; and

     WHEREAS, the Lenders are willing to make such loans to the Company on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, the parties promise and agree as follows:

                                    ARTICLE I
                                   Definitions

     In addition to terms defined elsewhere in this Agreement, the following definitions shall apply for purposes of this Agreement:

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of Dallas, Texas are authorized by law, regulation or executive order to remain closed. If a payment date called for herein or in the Note is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

          "Commitment" means, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I, as the same may be adjusted from time to time as a result of assignments to or from such Lender pursuant to
     Section 7.8 hereof.

          "Contract" means any contract, agreement, undertaking or commitment (written or oral, formal or informal, firm or contingent) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of their respective assets are bound, and which has current operative or executory effect.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.

          "Holder" means a Lender and any subsequent holder of a Note.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, or representing obligations in respect of a lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee, whether or not conditional, by such Person of any indebtedness of any other Person.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Required Holders" means Holders holding not less than fifty-one percent (51%) of the aggregate principal amount of the Loans then outstanding (or fifty-one percent (51%) of the Commitments if no Loans are then outstanding).

          "Restructuring" means the consummation of any restructuring, reorganization (whether or not pursuant to Bankruptcy Law) and/or recapitalization of the Company and its Subsidiaries, as well as its successors, affecting, in each case, existing and potential debt obligations and other claims of or against the Company and/or such Subsidiaries or successors.

          "Subsidiary" means any corporation, general or limited partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Company or one or more Subsidiaries of the Company.

          "SEC" means the Securities and Exchange Commission.

          "1933 Act" means the Securities Act of 1933, as amended.

                                   ARTICLE II
                     Loans; Notes; Closing and Closing Date

     2.1. Commitment; Revolving Loans; Notes. Subject to the terms and conditions set forth in this Agreement, and relying upon the representations and warranties of the Company herein set forth, each Lender severally agrees, from time to time during the period from and including the Closing Date to but not including the Maturity Date, to make a loan or loans to the Company in aggregate principal amount at any time outstanding not to exceed the Commitment of such Lender. The Commitment of each Lender is revolving in nature, and the Company may borrow, repay and reborrow an aggregate principal amount up to the applicable Commitment at any time and from time to time without premium or penalty, subject to the terms and conditions of this Agreement. The amounts borrowed by the Company pursuant to each Commitment (each such borrowing a "Loan" and, collectively, the "Loans", and the aggregate amount of all such Loans outstanding from time to time, the "Loan Amount") shall be evidenced by notes of like tenor except as to principal amount in the form of Exhibit A hereto (each a "Note" and, collectively, the "Notes"), the terms and conditions of which are incorporated in and made a part of this Agreement. Each Note shall be dated the Closing Date and be made payable to the order of the respective Lender for the principal sum of each such Lender's Commitment.

     2.2. Closing; Closing Date. The closing hereunder (the "Closing") shall occur at 10:00 a.m. at the offices of the Company on or before November 21, 2001, or such other time and place as the parties may agree in writing (the "Closing Date"), upon satisfaction of the terms and conditions to the Lender's obligations as set forth in Section 4.1 hereof.

     2.3. Notice of Borrowing. In the event that the Company shall elect to borrow from the Lenders pursuant hereto, the Company shall give written notice thereof to each Lender not later than three (3) Business Days prior to the proposed date of such Loans. Each such notice shall be by facsimile transmission, promptly confirmed by letter, and shall specify therein: (i) the date of such proposed Loans, which shall be a Business Day; (ii) the aggregate amount of such proposed Loans, which Loans shall be in increments of $100,000;
(iii) each Lender's pro rata portion of the aggregate amount of such proposed Loans (i.e., such Lender's respective Loan) (determined on the basis of the ratio of such Lender's Commitment to the aggregate amount of all Commitments), which when aggregated together with the amount of all Loans of such Lender then outstanding shall not exceed the Commitment of such Lender; (iv) the bank account or accounts to which the proceeds of such Loans should be paid by the Lenders; and (v) the intended use of the proceeds of such Loans. Upon such notice properly given, and subject to the determination by the Required Holders that (i) the Company has satisfied the terms and conditions to the Lenders' obligations as set forth in Section 4.2 hereof, including, without limitation, compliance satisfactory to the Required Holders in their sole discretion with the terms of Section 6.2(a) for use of proceeds, and (ii) there is no additional borrowing availability under that certain Amended and Restated Revolving Loan and Security Agreement dated December 29, 1995 between the Company and Congress Financial Corporation, as amended (the "Congress Facility"), the Lenders shall each fund their respective Loans at the time and to the account(s) specified in the Company's notice.

                                   ARTICLE III
                             Terms of Loans and Note

     3.1. Interest Rate; Payment; Usury.

     (a) Provided that no Event of Default has occurred and is continuing and subject to the other provisions of this Agreement, the Loan Amount shall bear interest at a rate per annum equal to three percent (3%) plus the rate from time to time published in the Wall Street Journal as the prime rate, whether or not such announced rate is the best rate available at any bank or other financial institution (the "Interest Rate"). During any period that an Event of Default shall have occurred and be continuing, interest on the Loan Amount shall accrue at a rate equal to the Interest Rate plus two percent (2%) (the "Default Interest Rate"). Notwithstanding anything contained herein to the contrary, in no event shall the interest rate on the Loans, including the Default Interest Rate, exceed the highest rate permitted by applicable law. Interest on the Loans, including interest at the Default Interest Rate, shall be based on a 360-day year, and interest shall accrue and be payable for the actual number of calendar days elapsed. Interest shall be payable in arrears commencing on the 30th day of November, 2001 and continuing thereafter on the last day of each subsequent month until the Loan Amount and all accrued interest have been paid in full.

     (b) It is the intention of the Company and the Lenders to conform strictly to applicable usury laws now or hereafter in force, and any interest payable under this Agreement or the Notes shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under such applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, origination fees, or otherwise) does exceed the maximum legal rate, it shall be (i) canceled automatically to the extent that such interest exceeds the maximum legal rate; (ii) if already paid, at the option of each Holder, either be rebated to the Company or credited on the principal amount of the Loans evidenced by the Note held by such Holder; or
(iii) if the Loans have been prepaid in full, then such excess shall be rebated to the Company. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received under this Agreement and the Notes that are made for the purpose of determining whether such rate exceeds the maximum legal rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of the Loans (and any extensions of the term thereof that may be hereafter granted) all such interest at any time contracted for, charged, or received from the Company or otherwise by the Holders so that the rate of interest on account of the Loans, as so calculated, is uniform throughout the term thereof. If the Company is exempt or hereafter becomes exempt from applicable usury statutes or for any other reason the rate of interest to be charged on the Loans is not limited by law, none of the provisions of this paragraph shall be construed so as to limit or reduce the interest or other consideration payable under this Agreement or the Notes or under any instrument securing payment thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the parties hereto.

     3.2 Unused Commitment Fee. Up to and including the Maturity Date or date of earlier acceleration of the Loans, the Company shall pay each Lender a fee on the unused portion of its Commitment, payable at maturity and quarterly on the last Business Day of each March, June, September and December, in an amount equal to 37.5 basis points per annum multiplied by the difference between such Lender's Commitment and the average Loan Amount owed to such Lender during such quarter or portion thereof.

     3.3. Maturity Date. Unless the same shall become due earlier as a result of acceleration of the maturity, the Loans shall mature on the earlier of: (i) the date of consummation of the Restructuring or (ii) the six (6) month anniversary of the Closing Date (the earlier of such dates being referred to herein as the "Maturity Date"), at which time the outstanding principal balance of the Loans and all accrued and unpaid interest and commitment fees shall become due and payable.

     3.4. Prepayments. The Company may from time to time and at any time prepay the Loans, in whole or in part and without premium or penalty, provided that after giving effect to any such prepayment there is a minimum of $1,000,000 of borrowing availability under the Congress Facility. Any partial prepayment shall be applied first to interest which is accrued and unpaid and then to principal.

     3.5. Manner of Payment. The Company shall make payments in respect of the Loans (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the Holders. Notwithstanding any other provision in this Agreement or the Notes, the Company covenants and agrees and the Lenders among themselves agree that all payments made by the Company of interest and principal, including any prepayments, shall be made to and for the benefit of the Holders pro rata according to the outstanding principal balance of their respective Notes.

     3.6. Events of Default. Each of the following constitutes an "Event of Default":

          (a) default for five (5) days in the payment when due of interest on any of the Notes;

          (b) default in payment when due of the principal on any of the Notes;

          (c) failure of the Company to make payments to the Holders of interest or principal due on the Notes or of any prepayments other than pro rata according to the outstanding principal balance of their respective Notes;

          (d) the occurrence and continuation of an "Event of Default" under that certain Term Loan and Credit Agreement dated as of March 10, 1995 by and among EWP, NBD Bank, The Huntington National Bank, BankOne and NBD Bank, as agent, as amended, extended, modified, or renewed from time to time or under any agreement evidencing the refinancing of indebtedness thereunder;

          (e) the occurrence and continuation of an "Event of Default" under the Congress Facility;

          (f) the occurrence and continuation of an "Event of Default" under the Stock Pledge Agreement or the Collateral Assignment (each as defined in
     Article IV hereof);

          (g) the acceleration for any reason of any of the obligations of the Company, prior to the express maturity of such obligations, under its $100 million 9 5/8% Senior Secured Notes due 2007;

          (h) failure by the Company for fifteen (15) days after notice from the Agent (at the direction of the Required Holders) to comply with the provisions described under Article VI hereof;

          (i) failure by the Company for thirty (30) days after notice from the Agent (at the direction of the Required Holders) to comply with any of its covenants or agreements in this Agreement or the Notes other than covenants and agreements which are subject to subsections (a) through (h) of this
     Section 3.6;

          (j) any of the representations or warranties of the Company set forth in this Agreement or incorporated herein by reference or set forth in any statement or schedule delivered pursuant to this Agreement was untrue or incorrect in any material respect as of the date of execution of this Agreement or as of the Closing Date or the date subsequent thereto of the making of any additional Loan, in either case as if made on such date;

          (k) the Company or any of its Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property or assets; or (iv) makes a general assignment for the benefit of its creditors; or

          (l) a court of competent jurisdiction enters an order or decree in an involuntary case or proceeding under any Bankruptcy Law that: (i) is for relief against the Company or any of its Subsidiaries; (ii) appoints a custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or (iii) orders the liquidation of the Company or any of its Subsidiaries; and in any such case, the order or decree remains unstayed and in effect for 60 consecutive days.

          3.7. Acceleration.

          (a) Declaration of Acceleration. If any Event of Default occurs and is continuing, the Agent shall, at the direction of the Required Holders (given in the sole discretion of such Holders) and upon notice to the Company (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued and unpaid interest on, the Notes and all other amounts owing under this Agreement and the Notes to be immediately due and payable, or either one or both of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, as the case may be; provided, however, that in the case of an Event of Default arising from any event described in clauses (k) or (l) of
     Section 3.6 hereof, the Loans and the Notes shall ipso facto become due and payable without further action or notice on the part of the Agent or any Holder.

          (b) Rescission. At any time after a declaration of acceleration with respect to the Notes, the Agent shall, at the direction of the Required Holders (given in the sole discretion of such Holders), rescind and cancel such declaration and its consequences. No such rescission shall affect any subsequent Default or impair any right with respect thereto.

     3.8. Other Remedies. If an Event of Default occurs and is continuing, the Agent shall, at the direction of the Required Holders (given in the sole discretion of such Holders), pursue any available remedy to collect the payment of principal and interest (including interest at the Default Interest Rate) on the Notes or to enforce the performance of any provision of such Notes, this Agreement, the Stock Pledge Agreement or the Collateral Agreement. A delay or omission by the Agent in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     3.9. Waiver Of Past Defaults. The Agent, at the direction of the Required Holders (given in the sole discretion of such Holders) shall waive in writing any existing Default or Event of Default and its consequences under this Agreement. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     3.10. Priorities. Any sums collected by a Holder hereunder or under a Note held by it shall be applied first to all costs and expenses of collection, including reasonable attorneys' fees, then to accrued and unpaid interest (including at the Default Interest Rate to the extent applicable) and then to principal due on such Holder's Note.

                                   ARTICLE IV
                       Conditions to Lender's Obligations

     4.1. Conditions at Closing Date. Each Lender's obligation to make the initial Loan on the Closing Date shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent waived by the Required Holders in writing:

          (a) The Company shall have reimbursed the Lenders for the fees and expenses for which the Company is liable pursuant to the terms of Section 7.5, below, to the extent documented to the Company as of the Closing;

          (b) The Company shall have paid to each Lender an origination fee in the amount of two percent (2%) of its Commitment;

          (c) (i) The Bridge Loan Stock Pledge Agreement attached hereto as Exhibit B (the "Stock Pledge Agreement"), pertaining to the Company's shares of the common stock of EWP, a wholly owned subsidiary of the Company, shall have been executed and delivered, together with the blank stock powers and certificates pertaining thereto, by or on behalf of the Company to and in favor of the Agent for the benefit of the Holders, and such agreement shall be in full force and effect and (ii) the Collateral Assignment attached hereto as Exhibit C (the "Collateral Assignment"), pertaining to the Company's investment in EWP, shall have been executed and delivered by or on behalf of the Company to and in favor of the Agent for the benefit of the Holders, and such Collateral Assignment shall be in full force and effect;

          (d) Each of the representations and warranties of the Company set forth in this Agreement or incorporated herein by reference or set forth in any statement or schedule delivered pursuant to this Agreement are true and correct in all material respects as of the date of execution of this Agreement and as of the date of the Closing Date as if made on such date;

          (e) The Company shall not be in default with respect to any of its covenants and agreements set forth in Article VI of this Agreement or set forth elsewhere in this Agreement;

          (f) No Default or Event of Default shall have occurred and be continuing;

          (g) The Company shall have delivered to the Lenders a certificate, executed by an officer of the Company acceptable to the Required Holders and dated as of the Closing Date, certifying to the Company's fulfillment of the conditions specified in subsections (a) through (f) of this Section 4.1, and expressly detailing, and certifying the compliance with Section 6.2(a) hereof with regard to, the intended use of the proceeds of such Loan; and

          (h) No other Lender shall have defaulted on its obligation to make its respective Loan hereunder.

     4.2. Conditions at Subsequent Date. Each Lender's obligation to make a Loan on any date subsequent to the Closing Date shall be subject to the satisfaction of the following conditions on or before the proposed date of such Loan, except to the extent waived by the Required Holders in writing:

          (a) The Company shall have reimbursed the Lenders for the fees and expenses for which the Company is liable pursuant to the terms of Section 7.5, below, to the extent documented to the Company as of the closing of such Loan;

          (b) Each of the representations and warranties of the Company set forth in this Agreement or incorporated herein by reference or set forth in any statement or schedule delivered pursuant to this Agreement are true and correct in all material respects as of the date of the closing of such Loan as if made on such date;

          (c) The Company shall not be in default with respect to any of its covenants and agreements set forth in Article VI of this Agreement or set forth elsewhere in this Agreement;

          (d) No Default or Event of Default shall have occurred and be continuing;

          (e) The Company shall have delivered to the Lenders a certificate, executed by an officer of the Company, acceptable to the Required Holders and dated as of the date of the closing of such Loan, certifying to the Company's fulfillment of the conditions specified in subsections (a) through (d) of this Section 4.2, and expressly detailing, and certifying the compliance with Section 6.2(a) hereof with regard to, the intended use of the proceeds of such Loan; and

          (f) No other Lender shall have defaulted on its obligation to make its respective Loan hereunder.

     4.3. Waiver; Termination. The Required Holders may in their sole discretion waive in writing any of the conditions set forth in Sections 4.1 or 4.2 hereof. If the conditions to the Lenders' obligations set forth in Section 4.1 hereof shall not have been satisfied by the Company or waived by the Required Holders on or before November 30, 2001, the Required Holders may in their sole discretion terminate the obligations and benefits of the Lenders pursuant to this Agreement without any liability on the part of the Agent or the Lenders to any other Person.

                                    ARTICLE V
                         Representations and Warranties

     5.1. Representations and Warranties of the Company. In order to induce the Lenders to enter into this Agreement, the Company represents and warrants to the Lenders on the date hereof and on and as of the date of each Loan, as if made on and as of such date, which representations and warranties shall survive such date and be independent of any investigation or lack of investigation of the Company made by or on behalf of the Agent or the Lenders, as follows:

          (a) Organization and Standing. The Company is duly incorporated and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it has been and is proposed to be conducted. The Company is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify could have a material adverse effect upon its assets, properties, liabilities, financial condition, results of operations or business.

          (b) Capacity of the Company; Consents; Execution of Agreements. The Company has the requisite corporate power, authority, and capacity to enter into this Agreement, the Note, the Stock Pledge Agreement and the Collateral Assignment and to perform the transactions and obligations to be performed by the Company hereunder and thereunder. Except as described on
     Schedule 5.1(b) hereto, no consent, authorization, approval, license, permit or order of, or filing with, any Person or Governmental Authority is required in connection with the execution and delivery of this Agreement, the Notes, the Stock Pledge Agreement and the Collateral Assignment or the performance by the Company of the transactions and obligations to be performed by it hereunder and thereunder, except as contemplated by said agreements. The failure to obtain any of the consents described on Schedule 5.1(b) prior to the Closing Date will not have a material adverse effect upon the Company's assets, properties, liabilities, financial condition, results of operations or business. The execution and delivery of this Agreement, the Notes, the Stock Pledge Agreement and the Collateral Assignment by the Company, and the performance of the transactions and obligations contemplated hereby and thereby by the Company, have been duly authorized by all requisite action of the Company. This Agreement has been, and the Notes, the Stock Pledge Agreement and the Collateral Assignment will be, duly executed and delivered by a duly authorized officer of the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding agreement of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

          (c) Valid Issuance. The Notes to be issued hereunder, when issued by the Company to the Lenders pursuant to the terms of this Agreement, will be duly authorized and validly issued.

          (d) Conflicts; Defaults. The execution and delivery of this Agreement, the Notes and the Stock Pledge Agreement by the Company, and the performance by the Company of the transactions and obligations contemplated hereby and thereby to be performed, will not: (i) violate, conflict with, or constitute a default under any of the terms or provisions of its certificate of incorporation or bylaws, or any provisions of, or result in the acceleration of any obligation under, any Contract, note, debt instrument, security agreement, or other instrument to which the Company, or any Subsidiary is a party or by which the Company, or any Subsidiary or any of their respective assets is bound; (ii) result in the creation or imposition of any Liens or claims upon the assets of the Company or any Subsidiary or their issued and outstanding capital stock, except with respect to the stock of EWP to be pledged under the Stock Pledge Agreement or as otherwise contemplated by the Collateral Assignment; (iii) constitute a violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Company, or any Subsidiary; or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing. The Company is not presently in violation of any provision of its certificate of incorporation or bylaws.

          (e) Compliance with Laws. Neither the Company nor any Subsidiary is in violation of, nor do any of their respective operations violate in any respect, any statute, law, or regulation of any Governmental Authority applicable to the Company or a Subsidiary, as the case may be, any of their respective assets, or the conduct of their respective businesses ("Applicable Laws"), the violation of which reasonably could be anticipated to have a material adverse effect upon the Company's or a Subsidiary's respective assets, properties, liabilities, financial condition, results of operations or business, and no material expenditures are or, based on present requirements, will be required of the Company or its Subsidiaries in order for them to comply or remain in compliance with any Applicable Laws.

          (f) Litigation. Neither the Company nor any Subsidiary is a party to any material legal action, suit, claim, investigation or proceeding which is not adequately described in a periodic report heretofore filed by the Company with the SEC, and, to the best of the Company's knowledge and belief after due inquiry, there exist no facts or circumstances which reasonably could be anticipated to result in any such action, suit, claim, investigation, or proceeding.

          (g) Taxes. The Company has prepared and duly and timely filed with each appropriate Governmental Authority, all material federal, state, municipal, local and foreign tax returns, information returns and other reports required to be filed on or before the date of this Agreement or the making of any Loan and has paid all material taxes required to be paid by the Company prior to the date of this Agreement or the making of any Loan in respect of the periods covered by such returns and reports, except such taxes as are being contested in good faith.

          (h) Environmental Compliance. The Company and its Subsidiaries are in compliance with all applicable federal, state and local laws and requirements (including permit requirements) relating to the protection of health or the environment in connection with the ownership, operation and condition of its properties and business, except as described in a periodic report heretofore filed by the Company with the SEC or where failure to comply would not have a material adverse effect on the business or operations of the Company or any Subsidiary.

          (i) Securities Laws. No consent, authorization, approval, permit, or order of or filing with any Governmental Authority is required in order for the Company to execute and deliver this Agreement, the Stock Pledge Agreement or the Collateral Assignment or to offer, issue, sell or deliver the Notes. Based in part on the representations of the Lenders and under the circumstances contemplated hereby and under current laws and regulations, the offer, issuance, sale and delivery of the Notes to the
     Lenders are exempt from the prospectus delivery and registration requirements of the 1933 Act.

          (j) Disclosure. The Company has fully responded to all written requests for information and has accurately answered, to the best of the Company's knowledge and belief after due inquiry, all written questions from the Lenders concerning the assets, properties, liabilities, financial condition, results of operations, business and prospects of the Company and its Subsidiaries, and has not knowingly withheld any facts relating thereto which it reasonably believed to be material with respect to the assets, properties, liabilities, financial condition, results of operations, business or prospects of the Company or any Subsidiary. No information in this Agreement, or in any Schedule or Exhibit attached to this Agreement or delivered to the Lenders in connection herewith, contains any untrue statement of a material fact or when considered together with all such information delivered to the Lenders omits to state any material fact necessary in order to make the statements made in the light of the circumstances under which they were made, when taken as a whole, not misleading. The disclosures made in writing by the Company in connection with this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading. There is no fact or circumstance relating to the Company or any Subsidiary which materially and adversely affects or in the future may, in the reasonable business judgment of the Company, be expected materially and adversely to affect the same which has not been set forth in this Agreement or the Schedules hereto.

     5.2. Representations and Warranties of the Lenders. Each Lender (solely as to itself and not as to any other Lender) represents and warrants to the Company that:

          (a) Investment Intent. The Note to be issued to such Lender is being acquired for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. Such Lender understands that such Note has not been registered under the 1933 Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof. It further understands that such Note will bear the following legend and agrees that it will hold such Note subject thereto:

          THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

          (b) Capacity of the Lender; Execution of Agreement. Such Lender has all requisite power, authority, and capacity to enter into this Agreement, and to perform the transactions and obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

          (c) Accredited Investor. Such Lender and, if such Lender is a limited partnership or limited liability company, each partner or member of such Lender, is an "accredited investor" as defined in Rule 501 (a) of Regulation D promulgated under the 1933 Act.

                                   ARTICLE VI
                            Covenants and Agreements

     6.1. Affirmative Covenants. So long as any Indebtedness remains outstanding under this Agreement and the Notes, the Company covenants and agrees that it will and will cause each Subsidiary to:

          (a) Certain Information and SEC Reports. Furnish to each Lender in form and substance satisfactory to the Required Holders:

               (i) within five (5) days after the Company learns of the commencement or overtly threatened commencement of any material claim or suit, legal or equitable, or of any administrative, arbitration, or other similar proceeding against the Company or any of its Subsidiaries, or any of their respective businesses, assets, or properties which claim or proceeding, if determined adversely to the Company or such Subsidiary, would be likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, written notice of the nature and extent of such suit or proceeding;

               (ii) within five (5) days after the Company learns of any circumstance or event which reasonably can be expected to have a material adverse effect on the assets, properties, liabilities, financial condition, results of operations, business, or prospects of the Company or any Subsidiary, written notice of the nature and extent of such circumstance or event;

               (iii) simultaneous with the transmission thereof to the Company's shareholders, copies of (or notice from an EDGAR watch service of) all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders and copies (or notice from an EDGAR watch service of) of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and

               (iv) within ten (10) days after a Holder makes a reasonable request therefor, such other data relating to the business, affairs and financial condition of the Company or any of its Subsidiaries.

          (b) Taxes. Pay and discharge all taxes and other governmental charges before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

          (c) Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate.

          (d) Examination of Books. Permit each Lender, through its authorized attorneys, accountants and representatives, to examine the Company's books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of such Lender, at the Company's cost and expense (provided that so long as the Company shall not be in default, the Company shall be obligated to pay for no more than one
     (1) such examination per year).

          (e) Notification of Events of Default, Acceleration or Material Adverse Effect. Promptly notify each Lender of any condition or event which constitutes, or with the passage of time and/or the giving of notice would constitute, an Event of Default under this Agreement or of payment defaults aggregating more than $500,000 on any Indebtedness of the Company and its Subsidiaries or of any acceleration of the maturity of any Indebtedness of the Company and its Subsidiaries aggregating more than $500,000, and promptly inform each Lender of the existence or occurrence of any condition or event (other than conditions having an effect on the economy in general) which could reasonably be anticipated to have a material adverse effect upon the Company's financial condition.

          (f) Maintenance of Licenses. Maintain in good standing all licenses required by any Governmental Authority that may be necessary or required for the Company and its Subsidiaries to carry on their respective businesses, where the failure to maintain such licenses would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

          (g) ERISA Compliance. Comply with all material requirements imposed by the Employee Retirement Income Security Act of 1974 as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any defined contribution employee benefit plan.

          (h) Compliance with Law. Comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental
     Authority, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except to the extent that compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company and except where the failure to comply would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     6.2. Negative Covenants. The Company covenants and agrees that so long as any Indebtedness remains outstanding under this Agreement and the Notes, without the prior written consent of the Required Holders, the Company will not:

          (a) Use of Proceeds. Use all or any portion of the proceeds of any Loan for any purpose other than the funding and payment of ongoing operating expenses of the Company arising or becoming due on or subsequent to the Closing Date or, with respect to any Loan made thereafter, the date of the making of such Loan. The Company expressly covenants and agrees that, without limiting the generality of the foregoing, the Company will not apply any portion of the proceeds of any Loan to the payment of any past due indebtedness of the Company to any vendor or supplier or to the satisfaction of any other past due trade payables of the Company.

          (b) No Mergers, Etc. Enter into any merger or consolidation or sell, lease, transfer or dispose of all, substantially all, or any material part of its assets, except (i) in the ordinary course of its business, or (ii) upon the consent of the Required Holders at the time to any such transaction, and subject in either such case to the approval of the Board of Directors of the Company in accordance with the provisions of the Company's bylaws.

          (c) Limitations on Indebtedness. Become or remain obligated, or suffer
     or  permit  any  Subsidiary  to  become  or  remain   obligated,   for  any
     Indebtedness, except:

               (i) Existing Indebtedness as set forth on Schedule 6.2(c) hereto; and

               (ii) Indebtedness arising pursuant to this Agreement.

                                   ARTICLE VII
                                  Miscellaneous

     7.1. Waiver and Amendments. No failure or delay on the part of the Agent or the Lenders in the exercise of any power or right, and no course of dealing between the Company and the Agent or the Lenders, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Agent or the Lenders at law or in equity. No notice to or demand on the Company required hereunder or under the Notes shall in any event entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or the Lenders to any other or further action and any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective with respect to any Lender unless the same shall be in writing and signed and delivered by the Required Holders; provided, however, that no such amendment, modification, termination or waiver shall, without the consent of all of the Lenders: (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes, any rate of interest applicable thereto, or any fees or other amounts payable thereunder; (ii) amend or terminate the respective Commitment of any Lender or modify the provisions of this Section 7.1 or the definition of Required Holders; or (iii) provide for the release of any collateral subject to the Stock Pledge Agreement or the Collateral Assignment. Any waiver of any provision of this Agreement or the Notes, and any consent to any departure by the Company from the terms of any provision of this Agreement or the Notes, shall be effective only in the specific instance and for the specific purpose for which it is given.

     7.2. The Agent. Each Lender hereby irrevocably designates and appoints the Agent to act as specified herein and in the Stock Pledge Agreement and the Collateral Assignment or as directed by the Required Holders, and each such Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement, the Stock Pledge Agreement and the Collateral Assignment or as directed by the Required Holders, and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, the Stock Pledge Agreement and the Collateral Assignment or as directed by the Required Holders, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 7.2. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, in the Stock Pledge Agreement or in the Collateral Assignment or as directed by the Required Holders, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 7.2 are solely for the benefit of the Agent, and the Lenders and the Company shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company. Neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any of its officers contained in this Agreement, the Stock Pledge Agreement, the Collateral Assignment or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for any failure of the Company to perform its obligations hereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, the Stock Pledge Agreement or the Collateral Assignment or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Company to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. The Lenders agree to indemnify the Agent in its capacity as such ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement, the Stock Pledge Agreement or the Collateral Assignment, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company, provided that no Lender shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 7.2 shall survive the payment of all Loans.

     7.3. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid registered or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof. Except as otherwise provided herein, notices may also be given by recognized overnight courier services or delivered by hand or facsimile transmission. In the event of delivery by overnight courier service, such notice shall be deemed to have been received as of the regularly scheduled time for delivery established by such courier service. In the event of delivery by hand, such notice shall be deemed effective when delivered. In the event of delivery by facsimile transmission, such notice shall be deemed effective upon confirmation of transmission. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

If to the Company:

                  Keystone Consolidated Industries, Inc.
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 1740
                  Dallas, Texas  75240
                  Attention:  Chief Financial Officer
                  Fax:  (972) 448-1408

With a copy to:

                  Richards, Layton & Finger, P.A.
                  One Rodney Square
                  Post Office Box 551
                  Wilmington, Delaware  19899
                  Attention:  Mark D. Collins, Esq.
                  Fax:  (302) 651-7701

If to the Agent:

                  EWP Financial LLC
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 1740
                  Dallas, Texas  75240
                  Attention:  Bobby D. O'Brien
                  Fax:  (972) 448-1445

With a copy to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Attention:  Edward J. Hardin, Esq.
                  Fax:  (404) 525-2224

If to the Lenders:

                  To the address for each Lender set forth on Annex I hereto.

Any party hereto may change the address to which notices shall be directed under this Section 7.2 by giving written notice of such change to the other parties.

     7.4. Restriction on Transfer. The Lenders acknowledge that the Notes have not been registered under the 1933 Act, as amended, or the securities laws of any state. Accordingly, the Notes may not be sold or otherwise disposed of or transferred, unless such sale, disposition or transfer is registered under the 1933 Act and applicable state securities laws or unless the Company has received an opinion of counsel reasonably acceptable to the Company that such sale, disposition or transfer is exempt from such registration. The Notes shall bear a restrictive legend to the foregoing effect.

     7.5. Expenses. The Company shall reimburse the Lenders for all of their reasonable out-of-pocket expenses incurred in the negotiation, preparation, execution and delivery of this Agreement, the Notes, the Stock Pledge Agreement, the Collateral Assignment and related matters, and all related due diligence, including, without limitation, the expenses of legal counsel and accountants. The Company shall also reimburse each Holder for all of its out-of-pocket expenses incurred in the administration, waiver, modification and enforcement of any of its rights under this Agreement, the Note held by it, the Stock Pledge Agreement and the Collateral Assignment, including, without limitation, the reasonable expenses of legal counsel and accountants. In addition, the Company shall be responsible for any documentary taxes incurred in connection with the transactions contemplated by this Agreement and the Notes.

     7.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     7.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not, without the prior written consent of all of the Lenders, assign its rights or obligations hereunder or under the Notes, the Stock Pledge Agreement or the Collateral Assignment, and the Lenders shall not be obligated to make any Loan to any entity other than the Company. No Lender may assign, or sell a participation in, all or any portion of its rights or obligations under this Agreement, the Notes, the Stock Pledge Agreement or the Collateral Assignment, without the prior written consent of the Required Holders. With the prior written consent of the Required Holders, any Lender may assign all or a portion of its Loans and Commitment hereunder to one or more Persons, each of which assignees shall become a party to and be bound by, and shall make the representations and warranties of a Lender under, this Agreement by execution of an assignment agreement in the form of Exhibit D hereto (an "Assignment Agreement"). In connection with any such assignment, the Company shall, upon request by the assignor and assignee and return of the original Note in favor of the assignor, issue replacement Note(s) to the assignee and, if applicable, the assignor in the amount of their respective Commitments set forth in the applicable Assignment Agreement.

     7.9. Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

     7.11. Withholding Tax. The Lenders acknowledge that the Company will be required to comply with the requirements of the Internal Revenue Service relative to backup withholding and the Lenders may be subject to backup withholding depending on their individual status and compliance with applicable filing requirements of the Internal Revenue Service.

     7.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them, including, without limitation, the Original Loan Agreement.

                  [Remainder of page intentionally left blank.
                            Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned thereunto duly authorized as of the date first written above.

                                  THE COMPANY:

                                  KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                                  By:
                                  ---------------------------------------------
                                  Name:
                                  ---------------------------------------------
                                  Title:
                                  ---------------------------------------------

                                  THE AGENT:

                                  EWP FINANCIAL LLC


                                  By:
                                  ---------------------------------------------
                                  Name:
                                  ---------------------------------------------
                                  Title:
                                  ---------------------------------------------

                                  THE LENDERS:

                                  EWP FINANCIAL LLC


                                  By:
                                  ---------------------------------------------
                                  Name:
                                  ---------------------------------------------
                                  Title:
                                  ---------------------------------------------



                                  ---------------------------------------------
                                  By:
                                  ---------------------------------------------
                                  Name:
                                  ---------------------------------------------
                                  Title:
                                  ---------------------------------------------

                                     ANNEX I

                                                                                                      % of Total
        Name of Lender                    Address of Lender                   Commitment              Commitment
        --------------                    -----------------                   ----------              ----------

EWP Financial LLC               Three Lincoln Centre                          $6,000,000                 100%
                                5430 LBJ Freeway
                                Suite 1740
                                Dallas, Texas  75240





                                Total Commitment Amount:                      $6,000,000

                                    Exhibit A

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).


                                 PROMISSORY NOTE

$6,000,000.00                                            Dallas, Texas
                                                         November 21, 2001

     FOR VALUE RECEIVED, KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company"), promises to pay to the order of EWP Financial LLC (the "Holder"), at 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240, or such other place as designated in writing by the Holder, the principal sum of SIX MILLION DOLLARS ($6,000,000.00) or, if less, the then unpaid principal amount of Loans made by the Holder to the Company pursuant to that certain EWP Bridge Loan Agreement dated as of November 1, 2001 by and between the Company, EWP Financial LLC, as Agent, the Holder, and the other Lenders party thereto (the "Loan Agreement"), together with interest on the principal balance outstanding from time to time in accordance with the provisions of this Note. This Note is executed and delivered by the Company pursuant to the Loan Agreement, the terms and conditions of which are incorporated herein by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Loan Agreement.

     1. Interest Rate; Payment; Usury.

          (a) Provided that no Event of Default has occurred and is continuing and subject to the other provisions of this Note, the outstanding principal of this Note shall bear interest at a rate per annum equal to three percent (3%) plus the rate from time to time published in the Wall Street Journal as the prime rate, whether or not such announced rate is the best rate available at any bank or other financial institution (the "Interest Rate"). During any period that an Event of Default shall have occurred and be continuing, interest on the outstanding principal of this Note shall accrue at a rate equal to the Interest Rate plus two percent (2%) (the "Default Interest Rate"). Notwithstanding anything contained herein to the contrary, in no event shall the interest rate on this Note, including the Default Interest Rate, exceed the highest rate permitted by applicable law. Interest on this Note, including interest at the Default Interest Rate, shall be based on a 360-day year, and interest shall accrue and be payable for the actual number of calendar days elapsed. Interest shall be payable in arrears commencing on the 30th day of November, 2001 and continuing thereafter on the last day of each subsequent month until the principal and all accrued interest have been paid in full.

          (b) It is the intention of the Company and the Holder to conform strictly to applicable usury laws now or hereafter in force, and any interest payable under this Note or the Loan Agreement shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under such applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. In the event such interest (whether designated as interest, service charges, points, origination fees or otherwise) does exceed the maximum legal rate, it shall be (i) canceled automatically to the extent that such interest exceeds the maximum legal rate; (ii) if already paid, at the option of the Holder, either be rebated to the Company or credited on the principal amount of this Note; or (iii) if this Note has been prepaid in full, then such excess shall be rebated to the Company. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received under this Note and the Loan Agreement that are made for the purpose of determining whether such rate exceeds the maximum legal rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of this Note (and any extensions of the term thereof that may be hereafter granted) all such interest at any time contracted for, charged, or received from the Company or otherwise by the Holder so that the rate of interest on account of this Note, as so calculated, is uniform throughout the term thereof. If the Company is exempt or hereafter becomes exempt from applicable usury statutes or for any other reason the rate of interest to be charged on this Note is not limited by law, none of the provisions of this paragraph shall be construed so as to limit or reduce the interest or other consideration payable under this Note or the Loan Agreement or under any instrument securing payment thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Company and the Holder.

     2. Maturity. Unless the same shall become due earlier as a result of acceleration of the maturity, this Note shall mature on the earlier of: (i) the date of consummation of the Restructuring or (ii) the six (6) month anniversary of the Closing Date, at which time the outstanding principal balance of this Note and all accrued and unpaid interest shall become due and payable.

     3. Revolving Loans; Prepayments. Subject to the terms and conditions of the Loan Agreement, the Company may from time to time and at any time prior to the Maturity Date borrow, repay and reborrow under this Note or prepay this Note, in whole or in part and without premium or penalty. Any payment shall be applied first to interest which is accrued and unpaid and then to principal.

     4. Manner of Payment. The Company shall make payments in respect of this Note (including principal and interest) by wire transfer of immediately available funds to the account specified by the Holder.

     5. Events of Default; Acceleration. The maturity of this Note is subject to acceleration pursuant to Section 3.7 of the Loan Agreement if an Event of Default occurs and is continuing pursuant to Section 3.6 of the Loan Agreement.

     6. Collection Expenses. In the event the Company fails to pay any installment of interest or principal when due, the Company shall pay to the Holder, in addition to the amounts due, all costs of collection, including reasonable attorneys' fees.

     7. Company Waivers. The Company, for itself and its successors and assigns, hereby waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

     8. Governing Law. All questions concerning the construction, validity and interpretation of this Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     9. Collateral. The Company's obligations under this Note are secured by collateral pledged pursuant to the Stock Pledge Agreement.

     10. Amendment and Waiver. Subject to the Loan Agreement, the provisions of this Note may be amended and waived only with the prior written consent of the Company and the Holder of this Note.

     11. Amendment, Restatement and Replacement of Prior Note. This Note amends, supplements, restates, replaces and supercedes in its entirety that certain promissory note dated November 1, 2001 in the original principal amount of $6.0 million payable to the order of EWP Financial LLC and executed by the Company.


                  [Remainder of page intentionally left blank.
                            Signature page follows.]

     IN WITNESS WHEREOF, the Company has executed this Note on the date first written above.

                                  KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                                  By:
                                  ---------------------------------------------
                                  Name:
                                  ---------------------------------------------
                                  Title:
                                  ---------------------------------------------

                                    EXHIBIT B

                             STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT (the "Agreement") is dated as of November 21, 2001 by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Pledgor"), and EWP FINANCIAL LLC, a Delaware limited liability company, as agent for the lenders under the hereinafter described Loan Agreement (the "Pledgee").

                                    Recitals:

     WHEREAS, pursuant to that certain Amended and Restated Loan Agreement dated as of November 21, 2001 (the "Loan Agreement") by and between the Pledgor, the Pledgee, and the Lenders party thereto (individually a "Lender" and, collectively, the "Lenders"), the Pledgor has made promissory notes of even date herewith aggregating up to an original principal amount of $6,000,000.00, each payable to a Lender (individually, the "Note" and, collectively, the "Notes");

     WHEREAS, the Pledgor has agreed to enter into this Agreement and to pledge all of the outstanding shares of common stock of Engineered Wire Products, Inc., an Ohio corporation and a wholly-owned subsidiary of the Pledgor ("EWP"), registered in the name of the Pledgor (the "Stock") as security for performance of its obligations under the Loan Agreement and the Notes; and

     WHEREAS, capitalized terms used but not otherwise defined herein shall have the same meanings given to such terms in the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and to secure the payment and performance of the Pledgor's obligations under the Loan Agreement and the Notes, the parties hereto agree as follows:

     SECTION 1. Pledge. As collateral security for the due and punctual payment of the indebtedness and obligations referred to in Section 2 hereof, the Pledgor hereby pledges, hypothecates, transfers, sets over, delivers and assigns unto the Pledgee, and hereby grants the Pledgee a first security interest in the following:

     (a) the Stock and the certificates representing the Stock, and all cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for all or any portion of the Stock; and

     (b) all securities hereafter delivered to the Pledgee by the Pledgor in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, together with all interest, cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect of, in exchange for or on conversion of any or all thereof (all such Stock, indebtedness, shares, certificates, interest, cash, securities and other property received, receivable or otherwise distributed in respect of any or all thereof being included within the definition of "Collateral" for purposes of this Agreement).

     TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Pledgee, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

     SECTION 2. Indebtedness and Obligations Secured. This Agreement and the Collateral secure repayment of the indebtedness and the obligations of the Pledgor indicated below (collectively, the "Obligations"), equally and ratably as to all such indebtedness and obligations and without preference or priority as to any class of such indebtedness or obligations or any component thereof:

     (a) the indebtedness evidenced by the Loan Agreement and the Notes (and any promissory note of the Pledgor issued in exchange for, or replacement of, or substitution for, any of the Notes, which shall be included in the term "Notes" as used herein), with interest and premiums thereon as therein provided;

     (b) all other amounts  payable by the Pledgor under the Loan  Agreement and
the  Notes,  including  without  limitation,   all  fees,  costs,  expenses  and
indemnities payable by the Pledgor thereunder;

     (c) all indebtedness of the Pledgor arising under this Agreement and all costs and expenses of the Pledgee in enforcing this Agreement, the Loan Agreement and the Notes; and

     (d) all renewals and extensions, in whole or in part, of the Notes or of any other indebtedness or obligation described above.

     SECTION 3. Representations and Warranties. The Pledgor hereby represents and warrants that as of the date hereof: (i) the Pledgor is the holder of record of all of the Stock; (ii) the Stock pledged hereunder constitutes all of the issued and outstanding capital stock of EWP; (iii) the Pledgor has good, right and lawful authority to enter into this Agreement and to pledge the Collateral in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever; (iv) there are no liens, claims, pledges, security interests, encumbrances or rights of third parties whatsoever with respect to the Collateral; (v) this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; and (vi) no consent or approval of any court, governmental body or regulatory authority (federal, state or local) is or was necessary to the validity of the pledge granted hereby.

     SECTION 4. Appointment of Agents; Registration in Nominee Name. The Pledgee shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates or instruments representing or evidencing the Collateral, which certificates or instruments may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee, or in the name of the Pledgee or any agent appointed by the Pledgee to retain physical possession of such certificates or instruments, or in the name of any nominee of the Pledgee or any such agent. In addition, the Pledgee shall at all times have the right to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations. The Pledgor hereby agrees that any registrar or transfer agent for any securities included in the Collateral shall be entitled to rely on the provisions of this Section 4 as conclusive evidence of the authority of the Pledgee to effect re-registration of any such securities in the name of the Pledgee or that of its agents or its or their nominees or to exchange certificates or instruments representing or evidencing such Collateral for certificates or instruments of smaller or larger denominations, notwithstanding any notice or direction to such registrar or transfer agent from the Pledgor to the contrary.

     SECTION 5. Voting Rights; Dividends; Etc.

     (a) Until there shall occur an Event of Default (as set forth in Section 6 hereof), the Pledgor shall be entitled to exercise any and all voting or consensual rights and powers relating or pertaining to the Collateral or any part thereof for the term of this Agreement, and upon the occurrence of an Event of Default, the Pledgee shall be entitled to exercise such rights and powers; and

     (b) The Pledgor shall not be entitled to receive and retain any and all cash dividends and interest payable on the Collateral, and any and all stock or liquidating dividends, distributions and property, returns of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Pledgee or received in exchange for or on conversion of the Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledgee may be a party or otherwise, and any and all cash and other property received in payment of the principal or in redemption of or in exchange for or on conversion of any Collateral (either at maturity, upon call for redemption, upon forced conversion or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Pledgee or its designated agent (accompanied by proper instruments of assignment or stock or bond powers executed by the Pledgor in accordance with the Pledgee's instructions) to be held subject to the terms of this Agreement.

     SECTION 6. Events of Default. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement:

     (a) Any Event of Default as defined in the Loan Agreement or the Notes; and

     (b) Any default in the due observance or performance of any term, covenant, warranty, agreement or condition contained in this Agreement, which default continues for five (5) calendar days after the Pledgee, at the direction of the Required Holders, gives notice of such failure to the Pledgor.

     SECTION 7. Remedies Upon Default. Upon the occurrence and during the continuation of an Event of Default hereunder, the Pledgee may, at the direction of the Required Holders, in addition to the exercise by the Pledgee of its rights and remedies under any other Section of this Agreement or under the Loan Agreement or the Notes, or otherwise available to it at law or in equity:

     (a) apply the cash (if any) then held by it as collateral hereunder to the payment of any Obligations, whether or not then due and in any order selected by the Pledgee; and

     (b) if there shall be no such cash or the cash so applied shall be insufficient to pay all such Obligations in full, exercise all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Texas at that time and sell (in compliance with applicable securities laws) the Collateral, or any part thereof, at public or private sale, at any broker's board, upon any securities exchange, at the Pledgee's offices or elsewhere, for cash, upon credit or for future delivery, as the Pledgee may deem appropriate in the circumstances and commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. In that connection, the Pledgee shall have the right to impose such limitations and restrictions on the sale of the Collateral as the Pledgee may deem to be necessary or appropriate to comply with any law, rule or regulation (federal, state or local) having applicability to the sale, including, without limitation, restrictions on the number and qualifications of the offerees and requirements for any necessary governmental approvals, and the Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective offerees or purchasers to persons who will represent and agree that they are purchasing securities included in the Collateral for their own account and not with a view to the distribution or sale thereof in violation of applicable securities laws. Upon consummation of any such sale, the Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgee shall give the Pledgor at least ten (10) calendar days' prior written notice of the Pledgee's intention to make any public or private sale of such Collateral. Such notice shall state the time and place fixed for sale, and the Collateral, or portion thereof, to be offered for sale. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Pledgee may (in its sole and absolute discretion) determine; and the Pledgee may itself bid (which bid may be in whole or in part in the form of cancellation of Obligations) for and purchase the whole or any part of the Collateral and shall be entitled, for purposes of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to the Pledgee as a credit on account of the purchase of any Collateral payable by the Pledgee at such sale. The Pledgee shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the event the sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but the Pledgee shall not incur any liability in the event any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the event of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Pledgee may proceed by a suit or suits at law or in equity to foreclose this Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

     SECTION 8.  Application of Proceeds of Sale;  Deficiency;  Acknowledgement.
(a) The proceeds of any sale of the Collateral sold pursuant to Section 7 hereof shall be applied by the Pledgee as follows:

     First: to the payment of the costs and expenses of such sale, including the out-of-pocket expenses of the Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith, and the payment of all costs and expenses incurred by the Pledgee in connection with the administration and enforcement of this Agreement, to the extent that such costs and expenses shall not have been previously reimbursed or paid to the Pledgee;

     Second: to the payment or prepayment in full of all other Obligations, whether or not then due and in any order selected by the Pledgee as directed by the Required Holders; and

     Third: the balance (if any) of such proceeds shall be paid to the Pledgor or as a court of competent jurisdiction may direct.

     (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

     SECTION 9. Pledgee Appointed Attorney-In-Fact. The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement or instrument on behalf of the Pledgor that the Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, the Pledgor agrees and understands that the Pledgee shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, principal or interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof and to give full discharge for the same.

     SECTION 10. Responsibility of the Pledgee; Care of Collateral. Neither the Pledgee, nor any director, officer, employee or agent of the Pledgee, shall be liable for any action taken or omitted to be taken by it or them relative to this Agreement or any of the Collateral except for its or their gross negligence or willful misconduct, and the Pledgee shall not be liable for any action or omission to act on the part of any agent appointed by the Pledgee to act hereunder or with respect to the Collateral (or any part thereof), selected by the Pledgee with reasonable care. Notwithstanding the provisions of Section 5 hereof, the Pledgee shall have no duty to exercise any voting or any other consensual rights and powers becoming vested in the Pledgee with respect to the Collateral or any part thereof, to exercise any right to redeem, convert or exchange any securities included in the Collateral, to enforce or see to the payment of any dividend, principal or interest or any other distribution payable or distributable on or with respect to the Collateral or any part thereof or otherwise to preserve any rights in respect of the Collateral against any third parties, and the Pledgee shall not be liable or accountable to the Pledgor in respect of any of the foregoing. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Pledgee shall take such action for such purpose as the Pledgor may request in writing, but the failure of the Pledgee to take any action requested by the Pledgor shall not, in and of itself, be deemed to constitute a failure on the part of the Pledgee to exercise reasonable care in respect of the custody and preservation of the Collateral or any part thereof.

     SECTION 11. Expenses. The Pledgor agrees to pay the Pledgee, upon its demand, all of the Pledgee's out-of-pocket expenses (including its reasonable attorneys' fees) incurred in connection with the administration or enforcement of this Agreement, the care and custody of the Collateral (or any part thereof), the registration, re-registration or transfer of the Collateral (or any part thereof) and the sale or collection of the Collateral (or any part thereof). Should the Pledgor fail to do any act or thing that the Pledgor has covenanted to do hereunder, or should any representation or warranty on the part of the Pledgor contained herein be breached, the Pledgee may (but shall not be obligated to) do the same or cause it to be done, or remedy any such breach, and there shall be added to the liabilities of the Pledgor hereunder, the cost or expense to the Pledgee in so doing, and any and all amounts expended by the Pledgee in taking any such action shall be repayable to it by the Pledgor upon the Pledgee's demand.

     SECTION 12. No Waiver; Cumulative Remedies. No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies of the Pledgee hereunder are cumulative and are not exclusive of any other remedies available to the Pledgee at law or in equity.

     SECTION 13. Termination and Release of Collateral. This Agreement shall terminate when all Obligations secured hereby have been fully paid and performed, at which time the Pledgee shall reassign and redeliver (or cause to be reassigned or redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Pledgee pursuant to the terms hereof and as shall still be held by it hereunder, together with appropriate instruments of assignment and release.

     SECTION 14. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid registered or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or five (5) calendar days after the post-mark date thereof. Notices may be given by recognized overnight courier services and shall be deemed to have been received as of the regularly scheduled time for delivery established by such courier service. In addition, notices hereunder may be delivered by hand, in which case the notice shall be deemed effective when delivered, or by facsimile transmission, in which case it shall be deemed effective upon confirmation of transmission. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

If to the Pledgor:

                  Keystone Consolidated Industries, Inc.
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 1740
                  Dallas, Texas  75240
                  Attn:  Chief Financial Officer
                  Fax:  (972) 448-1408

With a copy to:

                  Richards, Layton & Finger, P.A.
                  One Rodney Square
                  Post Office Box 551
                  Wilmington, Delaware  19899
                  Attn:  Mark D. Collins, Esq.
                  Fax:  (302) 651-7701

If to the Pledgee:

                  EWP Financial LLC
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 1740
                  Dallas, Texas  75240
                  Attn:  Bobby D. O'Brien
                  Fax:  (972) 448-1445

With a copy to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Attn:  Edward J. Hardin, Esq.
                  Fax:  (404) 525-2224

Any party hereto may change the address to which notices shall be directed under this Section 14 by giving written notice of such change to the other parties.

     SECTION 15. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, including without limitation stock and bond powers, as the Pledgee may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

     SECTION 16. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Pledgee as collateral under this Agreement, without the prior written consent of the Pledgee.

     SECTION 17. Miscellaneous. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated, nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed on behalf of the party to be charged. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute the Agreement. This Agreement replaces and supercedes in its entirety that certain Stock Pledge Agreement dated as of November 1, 2001 by and between Pledgee and Pledgor that was delivered pursuant to the Original Loan Agreement (as defined in the Loan Agreement).

     SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.


                  [Remainder of page intentionally left blank.
                            Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                 THE PLEDGOR:

                                 KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                                 By:
                                 ----------------------------------------------
                                 Name:
                                 ----------------------------------------------
                                 Title:
                                 ----------------------------------------------



                                 THE PLEDGEE:

                                 EWP FINANCIAL LLC, as Agent


                                 By:
                                 ----------------------------------------------
                                 Name:
                                 ----------------------------------------------
                                 Title:
                                 ----------------------------------------------

                                    EXHIBIT C

                             COLLATERAL ASSIGNMENT

     THIS COLLATERAL ASSIGNMENT (this "Collateral Assignment") is made as of November 21, 2001 by KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Assignor"), for the benefit of EWP FINANCIAL LLC, a Delaware limited liability company, acting as agent (the "Agent") for itself and for all additional Lenders (collectively with the Agent, the "Lenders") pursuant to the terms and conditions of the Loan Agreement (as hereinafter defined).

                                    Recitals:

     WHEREAS, pursuant to that certain Amended and Restated Loan Agreement dated as of November 21, 2001 (the "Loan Agreement") by and between the Assignor, the Agent, and the Lenders, the Assignor has made promissory notes of even date herewith aggregating up to an original principal amount of $6,000,000.00, each payable to a Lender (individually, the "Note" and, collectively, the "Notes");

     WHEREAS, the Assignor has made an investment in Engineered Wire Products, Inc., an Ohio corporation and a wholly-owned subsidiary of Assignor ("EWP"), which investment, in part, is comprised of and evidenced by an account maintained on the Assignor's books and records, which account is styled as "Loan Account - EWP, Account Number 480.20" but which account, in fact, represents the Assignor's net investment in EWP (together with any and all modifications thereto, extension thereof and substitution therefor, the "EWP Investment");

     WHEREAS, the initial balance of the EWP Investment, which arose in connection with the transaction whereby the Assignor acquired all of the equity interest in EWP not already owned by the Assignor, was approximately $12,000,000.00, and as of September 30, 2001 the balance of the EWP Investment was approximately $8,400,000.00;

     WHEREAS, the Lenders have agreed to make the Loans (as defined in the Loan Agreement) available to the Assignor with the condition precedent that the Assignor collaterally assign and grant to the Agent, for itself and as agent for the Lenders, a security interest in, and lien on, all right, title and interest of the Assignor in, to, and under EWP Investment as collateral and security for the Obligations (as hereinafter defined); and

     WHEREAS, all capitalized terms used in this Collateral Assignment and not defined herein shall have the meaning given to such terms in the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and to secure the payment and performance of the Assignor's obligations under the Loan Agreement and the Notes, the parties hereto agree as follows:

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

     Section 1.1 Recitals. The Recitals set forth hereinabove are incorporated herein by reference.

     Section 1.2 Rules of Construction.

     (a) The words "hereof", "herein", "hereunder" "hereto", and other words of similar import refer to this Collateral Assignment in its entirety.

     (b) The terms "agree" and "agreements" contained herein are intended to include and mean "covenant" and "covenants".

     (c) References to Articles, Sections, and other subdivisions of this Collateral Assignment are to the designated Articles, Sections, and other subdivisions of this Collateral Assignment as originally executed.

     (d) The headings of this Collateral Assignment are for convenience only and shall not define or limit the provisions hereof.

     (e) All references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 EWP Investment. The Assignor represents and warrants to the Lenders that (a) the EWP Investment is not evidenced by any promissory note or other instrument, (b) the Assignor has not made any previous collateral assignment of the EWP Investment except for collateral assignments which have been terminated prior to or as of the date hereof, and (c) no financing statement covering EWP Investment is on file in any public office except financing statements in favor of the Lenders and except those which have been terminated prior to or as of the date hereof.

                                   ARTICLE III

                              COLLATERAL ASSIGNMENT

     Section 3.1 Collateral Assignment. As security and collateral for the payment and performance of, and compliance with, all of the Obligations, the Assignor hereby collaterally assigns to the Agent, for itself and as agent for the Lenders, and grants to the Agent, for itself and as agent for the Lenders, a lien on, and security interest in, all right, title and interest of the Assignor in, to, and under the EWP Investment, together with all cash and non-cash proceeds, distributions or payments in respect thereof; provided, however, that nothing contained herein shall impose upon the Lenders any obligations or liabilities of the Assignor under EWP Investment, and provided further that the Lenders shall not exercise any rights under EWP Investment unless and until (a) an Event of Default (except with respect to this Collateral Assignment) has occurred and continues beyond the expiration of any applicable grace and/or notice and cure periods, under the Loan Agreement or (b) Assignor fails to duly observe and perform any term, covenant or agreement set forth in this Collateral Assignment, which failure shall remain uncured for more than thirty (30) days after written notice thereof to the Assignor by the Agent unless the nature of the failure is such that (a) it cannot be cured within the thirty (30) day period, and Assignor institutes corrective action within the thirty (30) day period and (b) Assignor diligently pursues such action and completes the cure within ninety (90) days (an "Event of Default"). As used in this Agreement, the term "Obligations" shall mean all:

     (a) the indebtedness evidenced by the Loan Agreement and the Notes (and any promissory note of the Assignor issued in exchange for, or replacement of, or substitution for, any of the Notes, which shall be included in the term "Notes" as used herein), with interest and premiums thereon as therein provided;

     (b) all other amounts  payable by the Assignor under the Loan Agreement and
the  Notes,  including  without  limitation,   all  fees,  costs,  expenses  and
indemnities payable by the Assignor thereunder;

     (c) all indebtedness of the Assignor arising under this Agreement and all costs and expenses of the Agent in enforcing this Collateral Assignment, the Loan Agreement and the Notes; and

     (d) all renewals and extensions, in whole or in part, of the Notes or of any other indebtedness or obligation described above.


                                   ARTICLE IV

                                    COVENANTS

     Until payment and performance in full of all of the Obligations, the Assignor hereby covenants and agrees as follows:

     Section 4.1 Further Assurances. The Assignor shall promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, collateral assignment, continuation statement, security agreement, certificate or other document as the Agent may reasonably require in order to perfect, preserve, maintain, protect, continue and/or extend the collateral assignment, lien or security interest of the Lenders under this Collateral Assignment and its priority. The Assignor shall pay to the Agent on demand all taxes, costs and expenses incurred by the Lenders in connection with the preparation, execution, recording and filing of any such document or instrument mentioned aforesaid. Such taxes, costs and expenses shall constitute and become a part of the Obligations.

     Section 4.2 Performance under the EWP Investment. The Assignor shall fully, promptly and faithfully comply with and perform all of its obligations and duties under the EWP Investment in accordance with the terms thereof, will make no changes or amendments to the EWP Investment without the prior written consent of the Agent, and will deliver to the Agent to hold as collateral hereunder any amounts received by the Assignor in respect of the EWP Investment.

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

     Section 5.1 Remedies upon Default. Subject to the provisions and understandings of Section 3.1 of this Collateral Assignment, upon or at any time after the occurrence and during the continuance of an Event of Default, the Agent may, without notice, without regard to the adequacy of security for the Obligations and in addition to any other remedy which the Lenders may have at law or in equity under the Loan Agreement or the Stock Pledge Agreement, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, enforce any and all rights and remedies of the Assignor under and in connection with the EWP Investment, and subject to the provisions of the Loan Agreement and Section 3.1 of this Collateral Assignment, enforce or modify the EWP Investment and do any acts which the Agent deems proper to protect the security hereof. The Assignor agrees that the failure of the Assignor to comply with any of the covenants contained herein for a period of thirty (30) days after the date the Agent notifies the Assignor in writing shall constitute an immediate Event of Default under the Loan Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.1 Continuation of Collateral Assignment. Upon the payment and performance in full of all of the Obligations, this Collateral Assignment shall become and be void and of no effect, but the affidavit of any officer of the Agent showing any part of the Obligations to remain unpaid or unperformed, shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Collateral Assignment, and any Person may and is hereby authorized to rely thereon.

     Section 6.2 Successors and Assigns. The rights, powers, privileges and discretions (hereinafter collectively called the "rights") specifically granted to the Lenders are not in limitation of, but in addition to, those to which the Lenders are entitled under any general or local law relating to such collateral assignments. The rights to which the Lenders may be entitled shall inure to the benefit of their successors and assigns. All the rights of the Lenders are cumulative and not alternative and may be enforced successfully or concurrently. Failure of the Lenders to exercise any of their rights shall not impair any of their rights nor be deemed a waiver thereof and no waiver of any of their rights shall be deemed to apply to any other such rights nor shall it be effective unless in writing and signed by the Agent. The terms and conditions agreed to by the Assignor and the covenants of the Assignor shall be binding upon its successors and assigns, but this provision does not waive any prohibition of assignment or any requirement of consent to an assignment.

     Section 6.3 Waiver of Acceptance by Assignor. The Assignor hereby waives acceptance of this Collateral Assignment by the Lenders.

     Section 6.4 Illegality; Severability. If fulfillment of any provision hereof or any transaction related hereto, at the time transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Collateral Assignment in whole or part, then such clause or provision only shall be void as though not herein contained, and the remainder of this Collateral Assignment shall remain operative and in full force and effect.

     Section 6.5 Amendments. Neither this Collateral Assignment nor any term, condition, representation, warranty, covenant or agreement hereof may be changed, waived, discharged or terminated orally, but, rather, only by an instrument in writing by the party against whom such change, waiver, discharge or termination is sought.

     Section 6.6 Governing Law. This Collateral Assignment shall be governed and construed in accordance with the laws of the State of Texas without giving effect to any choice of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of any jurisdiction other than the State of Texas.

     Section 6.7 Duplicate Originals. This Collateral Assignment may be executed in any number of duplicate originals, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Assignor has executed this Collateral Assignment by its duly authorized partner or officer, under seal, as of the day and year first above written.

                                ASSIGNOR:

                                KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                                By:
                                -----------------------------------------------
                                Name:
                                -----------------------------------------------
                                Title:
                                -----------------------------------------------

                                    EXHIBIT D

                              ASSIGNMENT AGREEMENT
                             Dated ________________

     Reference is made to the Amended and Restated EWP Bridge Loan Agreement dated as of November 21, 2001 among Keystone Consolidated Industries, Inc., EWP Financial LLC, as Agent, and the Lenders party thereto (as such Loan Agreement may hereafter be amended, modified or supplemented from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein as therein defined.

     ________________  (the  "Assignor") and  ________________  (the "Assignee")
hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Loan Agreement as of the date hereof which represents the percentage interest specified in Annex I (the "Assigned Share") of all of Assignor's outstanding rights and obligations under the Loan Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Annex I.

     2. The Assignor (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement, that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no other representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the Stock Pledge Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or the Stock Pledge Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no other representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Loan Agreement or the Stock Pledge Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Loan Agreement, the Stock Pledge Agreement and the Collateral Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement, the Stock Pledge Agreement and the Collateral Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and (vi) makes the representations and warranties to the Company set forth in Section 5.2 of the Loan Agreement.

     4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor and the Assignee (the "Settlement Date").

     5. As of the Settlement Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the Stock Pledge Agreement and the Collateral Agreement; and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement, the Stock Pledge Agreement and the Collateral Agreement.

     6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to all interest on the Assigned Share of the Loans which accrue on and after the Settlement Date. It is further agreed that all payments of principal made by the Company on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Loan Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     8. This Assignment Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be an original and all of which collectively shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


as Assignor                           as Assignee


By:                                   By:
   -----------------------               --------------------------------------
Its:                                  Its:
   -----------------------               --------------------------------------

                                     ANNEX I
                                       to
                              ASSIGNMENT AGREEMENT


1.        Amounts:

                                                Commitment                                    Loans
Aggregate Amount                              $_____________                            $_______________
for all Lenders
Assigned Share                                 ____________%                              ____________%

Amount of                                     $______________                            $______________
Assigned Share
Amount retained by                            $______________                            $______________
Assignor


2. Notices:

        ASSIGNOR:                              ASSIGNEE:


Attn:                                           Attn:
     --------------------------                      --------------------------
Telephone:                                      Telephone:
      -------------------------                      --------------------------
Fax:                                            Fax:
      -------------------------                      --------------------------

3. Payment Instructions:

        ASSIGNOR:                               ASSIGNEE:


ABA No.:                                   ABA No.:
        ---------------------                      ----------------------------
Account No.:                               Account No.:
        ---------------------                      ----------------------------
Reference:                                 Reference:
        ---------------------                       ----------------------------
Attn:                                      Attn:
        ---------------------                       ----------------------------